UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2026

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026, the Board of Directors (the “Board”) of Bitmine Immersion Technologies, Inc. (the “Company”) appointed Young Kim as Chief Financial Officer and Chief Operating Officer, effective January 1, 2026.

Mr. Kim, age 48, is an investment executive with over two decades of experience managing multi-billion dollar global franchises. From 2021 to 2025, he served as a Partner and Senior Portfolio Manager at Axiom Investors. Prior to that, from 2011 to 2021, Mr. Kim was a Senior Portfolio Manager at Columbia Threadneedle Investments, where he helped lead more than $7 billion in emerging markets assets. Earlier in his career, Mr. Kim held investment and research roles at Marathon Asset Management in Singapore and at 360IP, Inc., a venture capital firm focused on technology-enabled emerging Asian enterprises, and he served as a Vice President and Senior Analyst at Galleon Asia Investments. Mr. Kim began his career as a software engineer at start-up companies. He holds a Master of Business Administration from Harvard Business School, and a Master of Science and Bachelor of Science in Electrical Engineering and Computer Science from MIT.

On January 7, 2026, the Company entered into an employment agreement with Mr. Kim pursuant to his employment as its Chief Financial Officer and Chief Operating Officer (the “Kim Employment Agreement”).

The Kim Employment Agreement sets Mr. Kim’s base salary at $500,000, which the Board will review annually. He will also be eligible to receive a performance-based annual bonus of up to $750,000, with performance metrics to be established by the Board during the first fiscal quarter and the bonus generally payable in quarterly installments and no later than two and one-half (2.5) months following the end of the fiscal year in which earned, subject to continued employment except as described below.

During the term of employment, Mr. Kim will be eligible for an annual long-term incentive award in the form of restricted stock units (“RSUs”) with a target value of $1,750,000 for each fiscal year (prorated for fiscal 2026), granted under the Company’s 2025 Omnibus Incentive Plan, with the number of RSUs determined based on the closing price of the Company’s common stock on the last business day of the preceding fiscal year and vesting in four equal installments, in each case subject to continued employment and the terms of the applicable award agreement.

If Mr. Kim’s employment is terminated without cause or if he resigns for good reason, he will be entitled to: (i) accrued base salary and benefits; (ii) twelve (12) months of base salary paid in installments, (iii) any earned but unpaid bonus for the prior year, (iv) a pro-rata portion of the target bonus for the year of termination based on actual achievement, (v) any portion of vested RSUs as of the termination date, with unvested equity treated in accordance with applicable award agreements, and (vi) Company-paid Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for him and his eligible dependents for up to twelve (12) months, in each case subject to his timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants. If such termination occurs within twelve (12) months following a change in control, the severance described above will instead include a lump-sum cash payment equal to eighteen (18) months of his base salary, payable within sixty (60) days following termination, with the benefits as described above. Upon a termination for cause or a voluntary resignation without good reason, Mr. Kim will receive only accrued and unpaid base salary amounts through the date of termination; upon death or disability, his estate or legal representatives (as applicable) will be entitled to the accrued amounts, the severance and bonus benefits described above, any vested RSUs, and Company-paid COBRA premiums as described above.

Mr. Kim is subject to customary confidentiality, non-competition, and non-solicitation covenants, along with other standard provisions that apply during employment and for twelve (12) months following termination, subject to customary exceptions.

The foregoing description of the Kim Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kim Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

There are no arrangements or understandings between Mr. Kim and any other persons pursuant to which he was elected as Chief Financial Officer of the Company. There are no family relationships between Mr. Kim and any other Director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

On January 9, 2026, the Company issued a press release (the “Press Release”) announcing Mr. Kim’s appointment. A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Kim Employment Agreement, dated January 7, 2026.
99.1	Press Release, dated January 9, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: January 9, 2026	By:	/s/ Chi Tsang
	Name:	Chi Tsang
	Title:	Chief Executive Officer